UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2007

APPLIX, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-25040	04-2781676
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

289 Turnpike Road, Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 870-0300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 4, 2007, Applix, Inc., a Massachusetts corporation (the “Company”), Cognos Incorporated, a Canadian corporation (“Cognos”) and Dimension Acquisition Corp., a Massachusetts corporation and an indirect wholly-owned subsidiary of Cognos (“Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the satisfaction or waiver of the conditions therein, Cognos will acquire the Company for $17.87 per share.  Cognos will cash out vested options for common stock of the Company to the extent the exercise price per share is less than $17.87 and will assume all other options for common stock of the Company.

The acquisition will be conducted by means of a tender offer for all of the outstanding shares of the Company’s common stock, followed by a merger of the Company with Merger Subsidiary that will result in the Company becoming an indirect, wholly-owned subsidiary of Cognos.  Cognos will commence the tender offer promptly, and the transaction is currently expected to be completed by the end of the fourth calendar quarter.

The closing of the tender offer and the completion of the merger are subject to customary closing conditions, including, among others, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the receipt of certain other antitrust or merger control approvals.  In addition, Cognos’s acceptance of the tendered shares is subject to Cognos’s ownership, following such acceptance, of at least a majority of all then-outstanding shares of the Company’s common stock, on a fully-diluted basis.

Directors and executive officers of the Company holding approximately 13.6% of the Company’s outstanding shares of common stock have agreed to tender their shares in connection with the tender offer and to vote in favor of the merger, pursuant to Tender and Voting Agreements dated September 4, 2007 entered into with Cognos.

In addition, effective upon the purchase of shares of the Company’s common stock pursuant to the tender offer, Cognos will be entitled to designate a number of directors that will give Cognos representation on the Company’s Board of Directors equal to the product of the total number of members of the Company’s Board of Directors (after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the number of shares of the Company’s common stock beneficially owned by Cognos or Merger Subsidiary at such time (including shares of common stock so accepted for payment) bears to the total number of shares of the Company’s common stock then outstanding.

The Company, Cognos and Merger Subsidiary have made customary representations, warranties and covenants in the Merger Agreement.  In the Merger Agreement, the Company has covenanted not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction.

The Merger Agreement contains certain termination rights for both the Company and Cognos and further provides that if the Merger Agreement is terminated under certain circumstances, the Company would be required to pay Cognos a termination fee of $10,179,000.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement governs the contractual rights between the parties in relation to the tender offer and the merger.  The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K

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to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Cognos or the Company in Cognos’s or the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”).  In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Cognos or the Company.  The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which Merger Subsidiary may have the right not to consummate the tender offer, or a party may have the right to terminate the Merger Agreement, if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts.  The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders.

The tender offer described in this report has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell the Company’s common stock.  Investors and security holders are urged to read both the tender offer statement and the solicitation/recommendation statement regarding the tender offer described in this report when they become available because they will contain important information.  The tender offer statement will be filed by Cognos with the SEC, and the solicitation/recommendation statement will be filed by the Company with the SEC.  Investors and security holders may obtain a free copy of these statements (when available) and other documents filed by Cognos or the Company with the SEC at the website maintained by the SEC at www.sec.gov.  The tender offer statement and related materials may be obtained for free by directing such requests to Cognos at 3755 Riverside Drive, P.O. Box 9707, Station T, Ottawa, Ontario, Canada K1G 4K9, attention: John Jussup.  The solicitation/recommendation statement and such other documents may be obtained by directing such requests to the Company at 289 Turnpike Road, Westborough, Massachusetts 01581, attention: Secretary.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 4, 2007, the Company’s Board of Directors amended the Company’s Amended and Restated Bylaws to opt out of the control share acquisition provisions set forth in Title XV, Chapter 110D of the Massachusetts General Laws.

Item 8.01.  Other Events

On September 5, 2007, the Company issued a press release announcing that it had entered into an Agreement and Plan of Merger dated September 4, 2007, among the Company, Cognos and Dimension Acquisition Corp.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIX, INC.

Date: September 5, 2007	By:	/s/ Milton A. Alpern
Milton A. Alpern Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 4, 2007, among Applix, Inc., Cognos Incorporated and Dimension Acquisition Corp. (1)

3.2	Amended and Restated Bylaws, as amended

99.1	Press Release dated September 5, 2007

(1)             The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of any of such schedules to the U.S. Securities and Exchange Commission upon request.